SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
April 4, 2002

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada		L6T 5P6

(address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.     Other Events

On April 4, 2002, Nortel Networks Corporation issued a press release in response to an announcement that Moody’s Investors Service, Inc. lowered ratings on securities issued or guaranteed by it and its principal operating subsidiaries to below investment grade. Nortel Networks Corporation owns all of the Registrant’s common shares and the Registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

A copy of the press release is attached hereto as Exhibit 99.1 and such press release is hereby incorporated in its entirety by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Press Release dated April 4, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ Deborah J. Noble

Deborah J. Noble
Corporate Secretary

By:	/s/ Blair F. Morrison

Blair F. Morrison
Assistant Secretary

Dated: April 4, 2002

EXHIBIT INDEX

99.1	Press Release dated April 4, 2002